As filed with the Securities and Exchange Commission on September 30, 1997
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      -----------------------------------

                       FIRST INDUSTRIAL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

        Maryland                                      36-395116
(State of incorporation)                (I.R.S. Employer Identification Number)

                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
          (Address, including zip code, of principal executive offices)

          FIRST INDUSTRIAL REALTY TRUST, INC. 1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                      -----------------------------------

                                Michael T. Tomasz
                      President and Chief Executive Officer
                       First Industrial Realty Trust, Inc.
                         311 S. Wacker Drive, Suite 4000
                             Chicago, Illinois 60606
                                 (312) 344-4300
                 (Name, address, and telephone number, including
                        area code, of agent for service)


                      -----------------------------------

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed Maximum        Proposed Maximum
        Title of              Amount to be          Offering Price        Aggregate Offering         Amount of
    Securities to be         Registered(1)            Per Share                 Price            Registration Fee
       Registered

-----------------------------------------------------------------------------------------------------------------
     Common Stock,            368,000 shares          $30.375(2)             $11,178,000              $3,388
     $.01 par value             60,000 shares         $30.50(2)               $1,830,000               $555
                            1,072,000 shares          $32.75(3)              $35,108,000              $10,639
=================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1997 Stock Incentive Plan and the Deferred Income Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee and is based on the average of the reported high and low sales prices on the New York Stock Exchange on September 26, 1997.


===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     First Industrial Realty Trust, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (k) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission (File No. 1-13102) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997, as amended by the Company's Form 10-Q/A No. 1 filed May 30, 1997

     (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended by Form 10-Q/A No.1 filed August 26, 1997;

     (d) the Company's Current Report on Form 8-K filed February 12, 1997, as amended by Form 8-K/A No. 1 filed April 10, 1997;

     (e)  the Company's Current Report on Form 8-K filed May 13, 1997;

     (f)  the Company's Current Report on Form 8-K filed June 6, 1997;

     (g) the Company's Current Report on Form 8-K filed July 15, 1997, as amended by Form 8-K/A No. 1 filed September 4, 1997;

     (h)  the Company's Current Report on Form 8-K filed September 11, 1997;

     (i)  the Company's Current Report on Form 8-K filed September 19, 1997;

     (j)  the Company's Current Report on Form 8-K filed September 29, 1997; and

     (k) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated June 23, 1994.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Articles of Incorporation and Bylaws provide certain limitations on the liability of the Company's Directors and officers of monetary damages to the Company. The Articles of Incorporation and Bylaws obligate the Company to indemnify its Directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and its stockholders against these individuals. The provisions of Maryland law provide for the indemnification of officers and directors of a company under certain circumstances.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     Exhibit

     4.1  First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan.

     5.1 Opinion of Cahill Gordon & Reindel as to the legality of the securities being registered.

     23.1 Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     23.2 Consent of Cahill Gordon & Reindel (included in their opinion filed as
          Exhibit 5.1).

     24.1 Powers of Attorney (included on signature page).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 29, 1997.

                                FIRST INDUSTRIAL REALTY TRUST, INC.


                                By:    /s/ Michael T. Tomasz
                                    ------------------------------------
                                Name:  Michael T. Tomasz
                                Title: President and Chief Executive
                                         Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of First Industrial Realty Trust, Inc. hereby severally constitute and appoint Michael T. Tomasz, Michael W. Brennan and Michael J. Havala, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable First Industrial Realty Trust, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                   Title                              Date
                ---------                                   -----                              ----

          /s/Michael J. Tomasz                 Principal Executive                      September 29, 1997
------------------------------------------
          Michael T. Tomasz                    Officer and Director
          /s/Michael J. Havala                 Principal Financial and                  September 29, 1997
------------------------------------------
          Michael J. Havala                    Accounting Officer
          /s/Michael W. Brennan                Chief Operating                          September 29, 1997
------------------------------------------
          Michael W. Brennan                   Officer and Director
          /s/Michael G. Damone                 Director                                 September 29, 1997
------------------------------------------
          Michael G. Damone
          /s/John L. Lesher                    Director                                 September 29, 1997
------------------------------------------
          John L. Lesher
          /s/ Kevin W. Lynch                   Director                                 September 29, 1997
------------------------------------------
          Kevin W. Lynch


                                      II-4



          /s/John E. Rau                       Director                                 September 29, 1997
------------------------------------------
          John E. Rau
          /s/Jay H. Shidler                    Chairman of the Board                    September 29, 1997
------------------------------------------
          Jay H. Shidler                       of Directors
          /s/Robert J. Slater                  Director                                 September 29, 1997
------------------------------------------
          Robert J. Slater
          /s/J. Steven Wilson                  Director                                 September 29, 1997
------------------------------------------
          J. Steven Wilson


                                  EXHIBIT INDEX


Exhibit
Number                 Description                                  Page
------                 -----------                                  ----

4.1       First Industrial Realty Trust, Inc. 1997 Stock Incentive
          Plan.
5.1       Opinion of Cahill Gordon & Reindel, counsel to
          Registrant, as to the legality of the shares being registered.
23.1      Consent of Coopers & Lybrand L.L.P.,
          Independent Accountants.
23.2 Consent of Cahill Gordon & Reindel (included in their opinions filed as Exhibit 5.1).
24.1      Power of Attorney (included on signature page).


                                      II-6